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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to the Registration Statement of Tidelands Bancshares, Inc. on Form SB-2/A (No. 333- 136823) of our report dated February 1, 2006, except Note 22, as to which the date is February 22, 2006, on the financial statements of Tidelands Bancshares, Inc and to the reference to us under the heading "Experts" in the Amendment No. 1 to the Registration Statement.

Elliott Davis, LLC Columbia, South Carolina September 13, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM